Exhibit 10.2

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “First Amendment”) dated June   , 2019 (the “First Amendment Closing Date”), by and among MVC CAPITAL, INC., a corporation formed under the laws of the State of Delaware (the “Borrower”), MVC FINANCIAL SERVICES, INC., a corporation formed under the laws of the State of Delaware, MVC CAYMAN, an exempted company incorporated under the laws of the Cayman Islands, MVC GP II, LLC, a limited liability company formed under the laws of the State of Delaware, and MVC PARTNERS LLC, a limited liability company formed under the laws of the State of Delaware, (collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions or entities from time to time parties to the Credit Agreement (as such term is defined herein) (collectively, the “Lenders”, and each a “Lender”), and PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as agent (“Agent”).

BACKGROUND

WHEREAS, Borrower, Lenders and Agent are parties to a Credit and Security Agreement dated as of January 29, 2019 (as same has been and may be further modified, amended, supplemented and/or restated from time to time, the “Credit Agreement”). Capitalized terms used herein shall have the meanings given to them in the Credit Agreement unless otherwise specified.

WHEREAS, Borrower served the Agent and the Lenders with a Notice of New Commitments, the Agent, the Lenders and the Borrower have agreed Bank Leumi USA will be the New Lender for purposes of this First Amendment with New Commitments in an amount equal to Fifteen Million Dollars ($15,000,000) and has requested that the Agent and the Lenders amend the Credit Agreement as described in this First Amendment.

WHEREAS, Agent and Lenders are willing to amend certain terms and conditions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                      Amendments to Credit Agreement.  As of the date hereof, the Credit Agreement is amended as follows:

(1)                                 Definitions.  Section 1.1 of the Credit Agreement is amended by the deletion or the amendment and restatement of the following definitions, as applicable, to read in their entirety as follows:

(a)                     Effective as of the First Amendment Closing Date, the definition of Maximum Credit is hereby deleted and amended and restated in its entirety to read as follows:

“Maximum Credit” means Fifty Million Dollars ($50,000,000) as the same may be increased in accordance with Section 2.3 of this Agreement.

(2)                                 Schedule 1.1. Effective as of the First Amendment Closing Date, Schedule 1.1 of the Credit Agreement is hereby deleted and amended and restated in its entirety by Schedule 1.1 attached to this First Amendment.

(3)                                 No Other Changes. Except as explicitly amended by this First Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to all Revolving Loans and Letters of Credit thereunder.

2.                                      Conditions Precedent. This First Amendment shall be effective when the Agent shall have received an executed copy hereof of each of (a) through (f) and payment of (g) (collectively, the “First Amendment Conditions”):

(a)                     this First Amendment duly executed;

(b)                     the Revolving Note in favor of the New Lender duly executed;

(c)                      the Acknowledgment and Agreement of Guarantors set forth at the end of this First Amendment, duly executed by the Guarantors;

(d)                     the Supplemental Agreement duly executed;

(e)                      the Notice of New Commitments duly executed;

(f)                       the Assignment and Assumption Agreement duly executed; and

(g)                      payment of fees in accordance with the Fee Letter, which fees shall be fully earned, irrevocable, due and payable on the First Amendment Closing Date.

3.                                      Conditions Subsequent. The Borrower agrees that within thirty (30) days of the date of this First Amendment it will deliver to the Agent a fully executed Deposit Account Control Agreement, in form and substance acceptable to the Agent, among the Borrower, the Agent and Bank Leumi USA.

4.                                      Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders as follows:

(a)                     Borrower has all requisite organizational power and authority to execute this First Amendment and to perform all of its obligations hereunder, and the First Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                     The execution, delivery and performance by Borrower of this First Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any Governmental Authority, other than registrations, consents, approvals, notices or other action that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the First Amendment Closing Date, (ii) violate

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any material provision of Federal, State or local law or regulation applicable to the Borrower, the Organization Documents of Borrower or any court or other Governmental Authority binding on Borrower or its property, or (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of Borrower where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(c)                                  All of the representations and warranties contained in the Credit Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5.                                      References. All references in the Credit Agreement to the “Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

6.                                      No Waiver.  The execution of this First Amendment and of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Documents or other document held by Agent or Lenders, whether or not known to Agent or Lenders and whether or not existing on the date of this First Amendment.

7.                                      Release.  Borrower and Guarantors by signing the Acknowledgment and Agreement of Guarantors attached hereto, each hereby absolutely and unconditionally releases and forever discharges the Agent, Lenders and L/C Issuers, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower or Guarantors has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this First Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8.                                      Costs and Expenses. Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Agent, Lenders and L/C Issuer on demand for all reasonable costs and expenses incurred by Agent, Lenders and L/C Issuer in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to Agent, Lenders and L/C Issuer for the services performed by such counsel in connection with the preparation of this First Amendment and the documents and instruments incidental hereto.  Borrower hereby agrees that Agent may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make an Advance to Borrower under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of

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paying any such fees, disbursements, costs and expenses.

8.                                Miscellaneous. This First Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

MVC CAPITAL, INC.

By:	/S/ MICHAEL T. TOKARZ
Name:	MICHAEL T. TOKARZ
Title:	Chairman

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:	/S/ CARMEN CAPORRINO
Name:	CARMEN CAPORRINO
Title:	Senior Vice President

BANK LEUMI USA, as New Lender and a Lender

By:	/S/ DOUGLAS MEYER
Name:	DOUGLAS MEYER
Title:	Senior Vice President

[Signature Page to First Amendment and Security Agreement]

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a Guarantor of the Indebtedness of MVC Capital, Inc. (the “Borrower”) to People’s United Bank, National Association ( “Agent”) for itself, as a lender, and as agent for the other lenders (the “Lenders”) signatory to that certain Credit and Security Agreement dated as of January 29, 2019 (as same has been and may be further modified, amended, supplemented and/or restated from time to time, the (“Credit Agreement”) by and among the Borrower, the Lenders, and the Agent, pursuant to the Guaranty Agreement dated as of January 29, 2019 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to Agent, Lenders or L/C Issuer pursuant to the terms of the Guaranty; and (iv) acknowledges that the Agent and Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Agent and Lenders.

MVC FINANCIAL SERVICES, INC.

By:	/S/ MICHAEL T. TOKARZ
Name:	MICHAEL T. TOKARZ
Title:

MVC CAYMAN

By:	/S/ MICHAEL T. TOKARZ
Name:	MICHAEL T. TOKARZ
Title:

MVC GP II, LLC

By:	/S/ JAMES PINTO
Name:	JAMES PINTO
Title:

MVC PARTNERS LLC

By:	/S/ MICHAEL T. TOKARZ
Name:	MICHAEL T. TOKARZ
Title:

Date:                  June 19, 2019

SCHEDULE 1.1

Lenders’ Commitments

Lender	Commitment	Commitment Percentage
People’s United Bank, National Association	$35,000,000.00	70%
Bank Leumi USA	$15,000,000.00	30%
TOTAL	$50,000,000.00	100%